UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 30, 2006
CytoCore, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-935	36-4296006

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 North Orleans Street, Suite 502, Chicago, Illinois	60610

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (312) 222-9550
Molecular Diagnostics, Inc.

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     The company received notice from the NASD, with a notification date of May 30, 2006, that the company was delinquent in filing its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006. As such, the company was not current in its reporting obligations and not in compliance with NASD Rule 6530, which rule requires in part that an issuer file reports with the Securities and Exchange Commission and be current in its reporting obligations (subject to a 30 or 60 day grace period, as applicable). The company was given a 30-day grace period, until June 23, 2006, to regain compliance. A fifth character “E” was appended to the trading symbol for the company on the first business day after the delinquency notification appeared on the Daily List.
     The company filed its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006 on June 9, 2006 and notified the NASD of such fact. The fifth character “E” was subsequently removed from the trading symbol for the company on or about June 13, 2006.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     The company filed a Certificate of Amendment to its Certificate of Incorporation (as amended to date) with the Secretary of State of the State of Delaware on June 22, 2006 to change the name of the company from Molecular Diagnostics, Inc. to CytoCore, Inc. Such amendment was approved by stockholders at the company’s annual meeting held on June 16, 2006 and became effective upon filing.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.
          3.1 Certificate of Amendment to Certificate of Incorporation (as amended to date), as filed on June 22, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Diagnostics, Inc.
Dated: June 28, 2006	By:	/s/ David Weissberg, M.D.
David Weissberg, M.D.
Chairman and Chief Executive Officer